Exhibit 99 (a)


                          AMR INVESTMENT SERVICES TRUST
                          -----------------------------

                              DECLARATION OF TRUST
                              --------------------

    This DECLARATION OF TRUST of AMR INVESTMENT SERVICES TRUST is made as of November 1, 2004, by the persons whose signatures are affixed hereto, as Trustees (as defined in Article 1, Section 2(e)).

    WHEREAS, the Trustees desire to form a master trust under the law of The Commonwealth of Massachusetts for the investment and reinvestment of funds contributed thereto and for the Trustees to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth.

    NOW, THEREFORE, the Trustees declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Declaration of Trust as herein set forth below.

                                   ARTICLE I
                                   ---------
               NAME, PRINCIPAL PLACE OF BUSINESS AND DEFINITIONS
               -------------------------------------------------

Name
----
    SECTION 1. The Trust shall be known as the "AMR Investment Services Trust," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Principal Place of Business
---------------------------

    SECTION 2. The principal place of business of the Trust shall be 4151 Amon Carter Boulevard, Fort Worth, Texas 76155.

Resident Agent
--------------

    SECTION 3. The resident agent for the Trust in Massachusetts shall be CT Corporation, 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees may from time to time designate.

Definitions
-----------

    SECTION 4. Wherever used herein, unless otherwise required by the context or specifically provided:

         (a) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person" and "Majority Shareholder Vote" (the 67% or 50%
    requirement of the third sentence of Section 2(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

         (b) "Trust" refers to the trust created hereunder;

         (c) "Net Asset Value" means the net asset value of each Series or Class as determined in the manner provided in Article X, Section 3;

         (d) "Shareholder" means a record owner of a Share;

         (e) "Trustees" refers to the individual trustees in their capacity as trustees duly elected or appointed and qualified hereunder and serving as trustees of the Trust and their successor or successors for the time being in office as such trustee or trustees, and "Trustee" refers to one of such trustees;

         (f) "Share" means a beneficial interest in the Trust or each Series, including such Class or Classes of Shares as the Trustees may from time to time create and establish, including all rights, powers and privileges accorded to Shareholders by this Declaration of Trust;

         (g) "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

         (h) "Declaration of Trust" means this Declaration of Trust as amended and/or restated from time to time;

         (i) "Bylaws" means the Bylaws of the Trust as amended from time to time;

         (j) "Class" refers to any class of Shares of a Series established in accordance with the provisions of Article III;

         (k) "Series" refers to any series of Shares of the Trust established in accordance with the provisions of Article III; and

         (l) "Commission" refers to the U.S. Securities and Exchange Commission.

         (m) "Book Capital Account," "Tax Account," "Revaluation Account" and "Accounts" have the respective meanings set forth in Article VI, Section 1.

         (n) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE II
                                   ----------
                                PURPOSE OF TRUST
                                ----------------

    The purpose of the Trust is to provide investors, through one or more investment portfolios or Series or Classes thereof as designated by the Trustees, with a continuous source of managed investments in securities.

                                  ARTICLE III
                                  -----------
                              BENEFICIAL INTEREST
                              -------------------

Shares of Beneficial Interest
-----------------------------

    SECTION 1. The Shares of the Trust shall be issued in one or more Series and/or Classes as the Trustees may, without shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets allocated to that Series. The beneficial interest in each Series shall at all times be divided into Shares, each of which shall represent a beneficial interest in the Series; each such proportionate interest may be expressed as a percentage, determined by calculating for a particular Series, at such times and on such basis as the Trustees from time to time determine, the ratio of the Book Capital Account balance of each Shareholder with respect to that Series to the total of all Shareholders' Book Capital Account balances with respect thereto. Each Series may be divided into more than one Class, with each Class possessing such rights (including, notwithstanding any contrary provision herein, voting rights) as the Trustees may, without Shareholder approval, authorize. Shares of each Series, when issued, shall be fully paid and non-assessable. The number of Shares authorized shall be unlimited. The Trustees may from time to time, in their sole discretion and without Shareholder approval: (a) create and establish (and change in any manner) Shares or any Series or Classes thereof with such preferences, voting powers, rights and privileges as the Trustees may, from time-to-time, determine; (b) classify or reclassify any issued Shares into one or more Series or Classes of Shares; (c) abolish any one or more Series or Classes of Shares; and (d) take such other action with respect to the Shares as the Trustees may deem desirable.

Ownership of Shares
-------------------

    SECTION 2. The ownership of Shares shall be recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the holders of Shares and their respective percentage interests in any Series or Class.

Investment in the Trust
-----------------------

    SECTION 3. The Trustees shall accept investments in the Trust from such persons, including Shareholders, and on such terms as they may from time to time authorize. As determined by guidelines established by the Trustees, such investments may be in the form of cash or securities in which the Trust (or each designated Series) is authorized to invest, valued as provided in Article X,
Section 3. An investment in a Series by a new Shareholder, or increase in an existing Shareholder's investment in a Series, shall be reflected by an increase in its Book Capital Account balance. The Trustees shall have the right to refuse to accept investments in the Trust at any time without any cause or reason whatsoever.

Assets and Liabilities of the Series and Classes of the Trust
-------------------------------------------------------------

    SECTION 4. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series of the Trust. In addition, any assets, income, earnings, profits and proceeds thereof, funds or payments not readily identifiable as belonging to any particular Series or Class shall be allocated by the Trustees between and among one or more of the Series or Classes in such manner as, in their sole discretion, the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes and shall be referred to as assets belonging to that Series or Class. The assets belonging to a particular Series shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series.

    The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses may, in the Trustees' discretion, be allocated solely to a particular Class and, in which case, shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable and shall be referred to as "liabilities belonging to" that Series or Class. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Any credit of any Series may look only to the assets of that Series to satisfy such creditor's debt. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

No Preemptive Rights
--------------------

    SECTION 5. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

Status of Shares and Limitation on Personal Liability
-----------------------------------------------------

    SECTION 6. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. No Shareholder of the Trust or any Series shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

                                   ARTICLE IV
                                   ----------
                                  THE TRUSTEES
                                  ------------

Management of the Trust
-----------------------

    SECTION 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

Initial Trustees; Election
--------------------------

    SECTION 2. The initial Trustees are the persons whose signatures are affixed hereto. Shareholders may elect successor Trustees at any meeting of Shareholders called by the Trustees for that purpose. A Trustee shall not be required to be a Shareholder of the Trust.

Term of Office of Trustees
--------------------------

    SECTION 3. The Trustees shall hold office during the lifetime of the Trust, and until its termination as hereinafter provided, except: (a) that any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the Trust's President or the other Trustees, which resignation shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds (2/3) of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to retire or who has become incapacitated by illness or injury may retire by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; (d) a Trustee may be removed at any Special Meeting of Shareholders of the Trust by a vote of Shareholders whose combined Book Capital Account balances equal at least two-thirds (2/3) of the aggregate Book Capital Account balances of all Shareholders entitled to vote; and (e) every Trustee (except Messrs. William F. Quinn and Stephen D. O'Sullivan) must resign his or her position effective no later than the last day of the calendar year in which such Trustee becomes seventy (70) years of age. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any

Trustee, his or her legal representatives shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Resignation and Appointment of Trustees
---------------------------------------

    SECTION 4. In case any vacancy of a Trustee position shall exist for any reason, including, but not limited to, declination to assume office, death, resignation, retirement, removal or an increase in the number of Trustees authorized, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit, consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment of Trustees is subject to the provisions of
Section 16(a) of the 1940 Act.

Temporary Absence of Trustee
----------------------------

    SECTION 5. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder, except as herein otherwise expressly provided.

Number of Trustees
------------------

    SECTION 6. The number of Trustees serving hereunder at any time shall be determined by the Trustees themselves and shall not be less than three (3) nor more than twelve (12).

Effect of Death, Resignation, Etc. of a Trustee
-----------------------------------------------

    SECTION 7.  The  death,  declination,   resignation,  retirement,  removal,
incapacity or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

    Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy or incapacity shall be conclusive.

Ownership of Trust Assets
-------------------------

    SECTION 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

                                   ARTICLE V
                                   ---------
                             POWERS OF THE TRUSTEES
                             ----------------------

Powers
------

    SECTION 1. The Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Except as otherwise provided herein or in the 1940 Act, the Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of the Trust. Without limiting the foregoing, the Trustees shall have power and authority:

         (a) To invest and reinvest cash and other property and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust; to purchase and sell options on securities, currencies, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including, without limitation, the purchase and sale of futures contracts and forward contracts on securities, indices, currencies and other financial instruments; to engage in forward commitment, "when issued" and delayed delivery transactions; to enter into repurchase agreements and reverse repurchase agreements; and to employ all types of hedging techniques and investment management strategies.

         (b) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that the rights of amendment and repeal are not reserved to Shareholders.

         (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

         (d) To employ a bank, a company that is a member of a national securities exchange, a trust company or such other entity permitted under the 1940 Act as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws, if any.

         (e) To retain a transfer agent and Shareholder servicing agent, or both.

         (f) To provide for the distribution of Shares either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both.

         (g) To set record dates in the manner hereinafter provided.

         (h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, custodian or underwriter.

         (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4(b).

         (j) To vote or give assent, or exercise any rights of ownership with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

         (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

         (l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or in its own name or in the name of a custodian or a nominee or nominees, subject in whichever case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

         (m) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

         (n) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

         (o)  To  make   distributions   of  income  and  of  capital  gains  to
    Shareholders in the manner hereinafter provided.

         (p) To borrow money for temporary or emergency purposes and not for investment purposes. The Trustees shall not pledge, mortgage or hypothecate the assets of the Trust except that, to secure borrowings, the Trustees may pledge securities.

         (q) To establish, from time to time, a minimum total investment for Shareholders, and to require redemption of all or part of the Share of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

         (r) To retain an administrator, manager, investment advisers and/or investment subadvisers.

         (s) To establish separate and distinct Series with separately defined investment objectives, policies and purposes, and to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same among two or more Series, provided that any liability or expense incurred by a particular Series shall be payable solely out of the assets of that Series.

         (t) To establish separate and distinct Classes for one or more Series, with each Class having such rights and differences as determined by the Trustees.

         (u) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, Principal Underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, Principal Underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

         (v) To allocate assets, liabilities and expenses of the Trust to a particular Series or Class, as appropriate, or to apportion the same among two or more Series or Classes, as appropriate, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series as provided for in Article III.

         (w) To interpret the investment policies, practices and limitations of any Series.

         (x) Notwithstanding any other provision hereof, to invest all or a portion of the assets of any Series in one or more open-end investment companies, including investment by means of transfer of such assets in exchange for an interest or interests in such investment company or companies or by any other method approved by the Trustees.

         (y) To operate as and carry on the business of an investment company and to exercise all the powers necessary and appropriate to the conduct of such operations.

         (z) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

Trustees and Officers as Shareholders
-------------------------------------

    SECTION 2. Subject only to the general limitations herein contained as to the sale and purchase of Shares and any restrictions that may be contained in the Bylaws:

         (a) Any Trustee, officer or other agent of the Trust may acquire, own and dispose of a Share to the same extent as if he or she were not a Trustee, officer or agent;

         (b) The Trustees may issue and sell or cause to be issued and sold a Share to (and buy part or all of a Share from) any such person or firm or company in which such person is interested.

Action by the Trustees
----------------------

    SECTION 3. Except as otherwise provided herein or in the 1940 Act, the Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at an in-person meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given to each Trustee as provided in the Bylaws.

    Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number the authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by facsimile or other electronic means including, but not limited to, electronic mail.

Chairman of the Trustees
------------------------

    SECTION 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees and to perform such duties as the Trustees may designate.

Payment of Expenses by the Trust
--------------------------------

    SECTION 5. Subject to the provisions of Article III, Section 4, the Trustees are authorized to have paid from the Trust estate or the assets belonging to the appropriate Series, as they deem fair and appropriate, for expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expenses, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and/or qualifying the Trust and its Shares under federal and state laws and regulations, expenses of rating the Trust by independent rating services, charges of investment advisers, managers, administrators, custodians, transfer agents and registrars, expenses of preparing and setting up in type Prospectuses and Statements of Additional Information, expenses of printing and distributing Prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities from them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VI
                                   ----------
             SHAREHOLDERS' ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS,
             ------------------------------------------------------
               TAX MATTERS PARTNER AND TAX RETURNS AND ELECTIONS
               -------------------------------------------------

Establishment and Maintenance of Accounts
-----------------------------------------

    SECTION 1.

         (a) The investment adviser the Trust engages from time to time pursuant to Article VII ("Adviser") shall have the authority, in accordance with its investment advisory contract with the Trust pursuant to such article, to establish, or to direct the firm then providing accounting services to the Trust ("Accounting Services Provider") to establish, on the Trust's books for each Shareholder, with respect to each Series, a book capital account for Trust accounting purposes ("Book Capital Account"), a capital account for income tax accounting purposes ("Tax Account") and an account for purposes of allocating certain of a Series's unrealized gains and losses (and recognized gains and losses allocated to the Shareholder's Tax Account) ("Revaluation Account") (collectively, "Accounts"). Except as otherwise provided herein, such accounts shall be maintained in accordance with Treasury regulation section ("Treas. Reg. ss.") 1.704-1(b)(2)(iv).

         (b) The Book Capital Account balance of each Shareholder with respect to a particular Series shall be determined on such days and at such time or times as the Adviser may determine. A Shareholder may not transfer, sell or exchange its Book Capital Account balance.

Policies Regarding Accounts and Allocations and Distributions to Shareholders
-----------------------------------------------------------------------------

    SECTION 2. The Trustees shall, in compliance with the Code, the 1940 Act (if applicable) and generally accepted accounting principles, adopt for each Series written "Capital Account Establishment and Maintenance Policies" ("Policies"), the initial form of which is attached as Exhibit A. The Policies shall set forth, among other things, the method of determining (a) the Account balances of each Shareholder, (b) the allocation of unrealized gains and losses, taxable income and tax loss and profit and loss, or any item or items thereof, to each Shareholder, and (c) the payment of distributions to Shareholders. The Trustees may, in their absolute discretion, amend the Policies from time to time and, notwithstanding any of the foregoing provisions of this Article VI, prescribe other bases and times for determining each Series's net income, each Shareholder's Account balances or the allocations or payments of distributions to the Shareholders it may deem necessary or desirable to enable a Series to comply with the Code or any regulatory provision or order to which it may be subject.

Allocations with Respect to Contributed Property
------------------------------------------------

    SECTION 3. In accordance with Code section 704(c) and the regulations thereunder, income, gain, loss and deduction with respect to any property contributed to a Series's capital shall, solely for tax purposes, be allocated among the Shareholders' Accounts so as to take account of any variation between the Series's adjusted basis in such property for federal income tax purposes and its fair market value at the time of contribution (determined in the same manner as Net Asset Value is determined pursuant to Article X, Section 3, reduced, in the Adviser's sole and absolute discretion, by an amount the Adviser estimates to equal any transaction costs the Trust will incur as a result of investing such property, or as otherwise provided in the Policies); accordingly, Recognized Gain or Recognized Loss (each as defined in the Policies) on the disposition of "section 704(c) property" (as defined in Treas. Reg. ss. 1.704-3(a)(3)(i)) shall be allocated to the contributing Member's Accounts to the extent of "built-in gain or loss" (as defined in Treas. Reg. ss. 1.704-3(a)(3)(ii)) and, to the extent necessary, the Members shall receive reasonable curative or remedial allocations permitted by Treas. Reg. ss.ss. 1.704-3(c) and (d). To the extent permitted by Treas. Reg. ss.
1.704-1(b)(2)(iv)(f), a Series may, in connection with a contribution or distribution of money or other property (other than a DE MINIMIS amount) or in other circumstances described in such section, make adjustments to the Shareholders' Accounts to reflect a revaluation of the Series's property on the

Trust's books; provided that (a) such adjustments shall be made in accordance with Treas. Reg. ss. 1.704-1(b)(2)(iv)(g) to take into account allocations of income, gain, loss and deduction with respect to such property and (ii) the Shareholders' distributive shares of gain or loss, as computed for tax purposes, with respect to such revalued property shall be determined so as to take account of the variation between the adjusted tax basis in and book value of such property in the same manner as under Code section 704(c).

Withholding
-----------

    SECTION 4. The Trustees shall be entitled to, and solely at the direction of the Adviser and not otherwise shall, withhold from any distribution or other payment to a Shareholder any amount that the Adviser reasonably determines to be necessary to satisfy any federal, state, local or foreign tax liability of such Shareholder (or of the Series in which it holds a Share) arising as a result of such distribution or payment or such Shareholder's interest in such Series.

Tax Matters Partner
-------------------

    SECTION 5. The Trustees are authorized to annually designate for each Series, from among its Shareholders, a "tax matters partner" under section
6231(a)(7) of the Code ("Tax Matters Shareholder"). A Series's Tax Matters Shareholder shall have all the powers and responsibilities of a tax matters partner set forth in the Code and the regulations thereunder, provided that it
(a) shall promptly furnish the Internal Revenue Service with information sufficient to cause each Shareholder in that Series to be treated as a "notice partner" as defined in section 6231(a)(8) of the Code and (b) shall not file or settle any action or suit or extend any statute of limitations relating to Series tax matters without first notifying all Shareholders in that Series. Reasonable expenses incurred by the Tax Matters Shareholder, in its capacity as such, will be treated as Series expenses. Any Shareholder in a Series shall have the right to participate in any administrative proceedings relating to the determination of partnership tax items at that Series level.

Tax Returns and Elections
-------------------------

    SECTION 6. The Trustees are authorized to, and shall, designate from time to time any person to sign and file on behalf of each Series tax returns the Trustees determine are required to be filed thereby and elections for tax purposes (including an election under section 754 of the Code) they determine, in their sole and absolute discretion, would be in the best interests of such Series and its Shareholders. The Trustees may cause any expenses incurred in connection with implementing any election under section 754 (including additional accounting and/or auditing expenses resulting from the effect of making such an election) to be borne by any Shareholder desiring such election.

                                  ARTICLE VII
                                  -----------
          INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT
          ------------------------------------------------------------

Investment Adviser
------------------

    SECTION 1. Subject to the applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, the Trustees may, in their discretion from time to time, enter into an investment advisory or similar contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

    The Trustees may, subject to applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, including those relating to Shareholder approval, authorize the investment adviser to employ one or more subadvisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser.

    Notwithstanding any contrary provisions herein, the Trustees can enter into investment advisory or investment subadvisory contracts without Shareholder approval permitted by an exemptive order of the Commission or similar relief granted by the Commission or its staff, including a staff no-action position.

Principal Underwriter
---------------------

    SECTION 2. The Trustees may in their discretion from time to time enter into a contract(s) on behalf of the Trust or any Series of the Trust providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Trustees may in their discretion determine to be not inconsistent with the provisions of this Article VII or of the Bylaws, if any; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust. Alternatively, or in addition thereto, the Trust can directly distribute its Shares and, if necessary in connection with such distribution, register as a broker-dealer in appropriate jurisdictions. The Trustees may in their discretion adopt a plan or plans of distribution and enter into any related agreements whereby the Trust finances directly or indirectly any activity that is primarily intended to result in sales of Shares.

Transfer Agent
--------------

    SECTION 3. The Trustees may, in their discretion from time to time, enter into transfer agency and Shareholder service contracts whereby the other party shall undertake to furnish the Trust with transfer agency and Shareholder services. The contracts shall be on such terms and conditions as the Trustees may in their discretion determine are not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any. Such services may be provided by one or more entities including one or more agents of such parties.

Parties to Contract
-------------------

    SECTION 4. Any  contract of the  character  described in Sections 1 and 2 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the Bylaws, if any. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 of this Article VII or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 3.

Provisions and Amendments
-------------------------

    SECTION 5. Any contract  entered  into  pursuant to Sections 1 and 2 of this
Article VII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission, with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal or amendment thereof.

                                  ARTICLE VIII
                                  ------------
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

Voting Powers
-------------

    SECTION 1. The Shareholders shall have power to vote: (a) for the election of Trustees as provided in Article IV, Section 2; (b) for the removal of Trustees as provided in Article IV, Section 3(d); (c) with respect to any investment advisory or subadvisory contract to the extent provided in Sections 1 and 5 of Article VII; (d) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 7; (e) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring any derivative or class action on behalf of any other Series or Class; and (f) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust or by the Bylaws, if any, or any registration and/or qualification of the Trust with the Commission or any state, as the Trustees may consider desirable.

    On any matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote for each dollar of its Book Capital Account balance as to any matter on which the Shareholder is entitled to vote, and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any Bylaws to be taken by Shareholders.

Meetings
--------

    SECTION 2. Special meetings of the Shareholders may be called by the Trustees and may be held at the principal office of the Trust or such other place as the Trustees may designate. Special meetings also shall be called by the Trustees for the purpose of removing one or more Trustees upon the written request for such a meeting by Shareholders whose combined Book Capital Account balances equal at least 10 percent of the aggregate Book Capital Account balances of all Shareholders entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time or modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said
Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least 15 days' notice of any meeting.

Quorum and Required Vote
------------------------

    SECTION 3. Shareholders whose combined Book Capital Account balances equal at least one-third (1/3) of the aggregate Book Capital Account balances of all Shareholders entitled to vote in person or by proxy shall constitute a Quorum for the transaction of business at a Shareholders' meeting, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration of Trust or the Bylaws. Where any provision of law or of this Declaration of Trust or the Bylaws permits or requires that holders of any Series or Class shall vote as a Series or Class, then Shareholders of that Series or Class whose combined Book Capital Account balances equal at least one-third (1/3) of the aggregate Book Capital Account balances of all Shareholders of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration of Trust or the Bylaws. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust, the Bylaws or law, a majority of the votes cast in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the votes of the Shareholders of that Series or Class (in the case of a Shareholder of more than one Series or Class, with respect only to its Book Capital Account balance attributable to the part of its Share represented by that Series or Class) voted on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act by unanimous written consent. Actions taken by a Series or Class may be consented to unanimously in writing by Shareholders of that Series or Class.

                                   ARTICLE IX
                                   ----------
                                   CUSTODIAN
                                   ---------

Appointment and Duties
----------------------

    SECTION 1. The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, trust company or other entity permitted under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, having capital, surplus and undivided profits of at least two million dollars ($2,000,000), or such other amount as shall be allowed by the Commission or by the 1940 Act, as custodian on such basis of compensation as may be agreed upon between the Trustees and the custodian. The custodian shall have authority as agent for the Trust, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:

         (a) to hold the securities owned by the Trust and deliver the same upon written order or oral order, if confirmed in writing, or by such electronic means as are agreed to by the Trust and the custodian;

         (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

         (c) to disburse such funds upon orders or vouchers;

         (d) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

         (e) to compute, if authorized to do so by the Trustees, the Trust's Net Asset Value in accordance with the provisions hereof.

         If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

Employment of Sub-Custodian
---------------------------

    SECTION 2. The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be (a) a bank, a company that is a member of a national securities exchange, trust company or other entity permitted under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other amount as shall be allowed by the Commission or by the 1940 Act, or (b) an eligible foreign custodian in accordance with Rule 17f-5 under the 1940 Act or any such applicable successor regulation.

Central Depository System
-------------------------

    SECTION 3. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities; provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other authorized agents.

                                   ARTICLE X
                                   ---------
                    DISTRIBUTIONS, REDEMPTIONS AND VALUATION
                    ----------------------------------------

Distributions
-------------

    SECTION 1.

         (a) The Trustees may from time to time make distributions. The amount of such distributions and the payment of them shall be wholly in the discretion of the Trustees.

         (b) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid distributions on Shares from assets of a particular Series, which distributions, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All distributions on Shares of a particular Series shall be distributed in accordance with the applicable provisions of the Policies.

Redemptions
-----------

    SECTION 2. In case any Shareholder of a particular Series or Class of a Series desires to dispose of all or part of its Share attributable to that Series or Class, the Shareholder may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request, including, but not limited to, electronic mail, as the Trustees may from time to time authorize, requesting that the Trust purchase the Share or a specified part thereof in accordance with this Section 2 and the applicable provisions of the Policies; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Trust shall purchase, such full or partial Share, at the Net Asset Value thereof (as described in Section 3 of this Article X) less such charges as are determined by the Trustees and described in the Trust's Registration Statement under the 1940 Act, adjusted, if necessary, to comply with the last sentence of section 5.2 of the Policies attached hereto as Exhibit A (or corresponding provision of any amended Policies). Such purchase price shall be reflected by a decrease in such Shareholder's Book Capital
Account balance. The Series shall make payment for any such full or partial Share to be redeemed, as aforesaid, in cash to the extent required by federal law, and securities from the assets of that Series, and payment for such full or partial Share shall be made by the Series or the Principal Underwriter to the Shareholder of record within seven (7) days after the date upon which the request is effective or as otherwise determined by the Trustees.

Determination of Net Asset Value and Valuation of Portfolio Assets
------------------------------------------------------------------

    SECTION 3. The term "Net Asset Value" of any Series or Class shall mean that amount by which the assets of that Series or Class exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series or Class, on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission. The Trustees may delegate any powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

Suspension of the Right of Redemption
-------------------------------------

    SECTION 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment to the extent as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw its request for redemption or receive payment based on the Net Asset Value existing after the termination of the suspension. In the event that any Series is divided into Classes, the provisions of this Section, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such Class.

Required Redemptions
--------------------

    SECTION 5. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, (a) the failure of a Shareholder to supply a tax identification or similar number if required to do so, (b) the failure of a Shareholder to pay when due for the purchase of a Share issued to it or (c) the failure to maintain a minimum Book Capital Account balance established by the Trustees. The redemption shall be effected at the redemption price and in the manner provided in this Article X.

                                   ARTICLE XI
                                   ----------
                  LIMITATION OF LIABILITY AND INDEMNIFICATION
                  -------------------------------------------

Limitation of Liability
-----------------------

    SECTION 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Indemnification
---------------

    SECTION 2.

         (a) Subject to the  exceptions and  limitations  contained in paragraph
    (b) below:

              (i) every person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee or officer and against amounts paid or incurred by him or her in the settlement thereof;

              (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:

              (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

              (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

         (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 2 may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that:

              (i) such Covered Person shall have provided appropriate security for such undertaking,

              (ii) the Trust is insured against losses arising out of any such advance payments or

              (iii) either a majority of Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this
         Section 2.

Shareholders
------------

    Section 3. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of its being or having been a Shareholder and not because of its acts or omissions or for some other reason, the Shareholder or former Shareholder (or its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against any loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust or applicable Series and satisfy any judgment thereon.

                                  ARTICLE XII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

Trust Not a Partnership, Except for Tax Purposes
------------------------------------------------

    SECTION 1.

         (a) It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust (or a particular Series) or the Trustees shall look only to the assets of the Trust (or of such Series) for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

         (b) Notwithstanding paragraph (a), it is intended that the Trust (or each Series if there is more than one Series) be classified for federal tax purposes as a partnership that is not a "publicly traded partnership" (or a "publicly traded partnership" that is treated as a corporation), and the Trustees shall do all things they, in their sole discretion, determine are necessary to achieve such objective. The Trustees, in their sole discretion and without the Shareholders' vote or consent, may amend this Declaration of Trust to ensure that such objective is achieved.

Trustee's Good Faith Action, Expert Advice, No Bond or Surety
-------------------------------------------------------------

    SECTION 2. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this
Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Establishment of Record Dates
-----------------------------

    SECTION 3. The Trustees may close the Share transfer books of the Trust for a period not exceeding 60 days preceding the date of any meeting of Shareholders, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 60 days preceding the date of any meeting of Shareholders, or the date for payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such distribution, or to receive such allotment or rights, or to exercise such rights as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Termination of Trust, a Series or a Class
-----------------------------------------

    SECTION 4.

         (a) The Trust shall continue without limitation of time but subject to the provisions of paragraphs (b) and (c) of this Section 4.

         (b) Subject to a Majority Shareholder Vote, the Trustees may:

              (i) sell and convey through merger, consolidation, reorganization or otherwise the assets of the Trust, a Series or a Class or Classes to another trust, or a partnership, association or corporation ("Other Entity"), organized under the laws of any state for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities accrued or contingent, of the Trust and which may include shares of beneficial interest or stock of such Other Entity; or

              (ii) at any time sell and convert into money all of the assets of the Trust, a Series or Class, as appropriate.

    Upon making provision for the payment of all such liabilities pursuant to either clause (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) among the Shareholders of each affected Series in accordance with their positive Book Capital Account balances; however, the payment to the Shareholders of any particular Class within such Series may be reduced by any fees, expenses or charges allocated to that Class. Nothing in this Declaration of Trust shall preclude the Trustees from distributing such remaining proceeds or assets so that holders of the Shares of a particular Class or any affected Series receive as their ratable distribution Shares solely of an analogous class, as determined by the Trustees, of any Other Entity.

         (c) The Trustees may take any of the actions specified in clauses (i) and (ii) of Section 4(b) above without obtaining a Majority Shareholder Vote of any Series or Class or of the Trust, except as otherwise required under the 1940 Act, if a majority of the Trustees makes a determination that (i) the continuation of a Series or Class or the Trust is not in the best interest of such Series or Class or the Trust or their respective Share holders as a result of factors or events adversely affecting the ability of such Series or Class or the Trust to conduct its business and operations in an economically viable manner or (ii) a merger, consolidation, reorganization or similar transaction is in the best interest of the Series or Class or of the Trust, as appropriate. Such factors and events may include the inability of a Series, a Class or the Trust to maintain its assets at an appropriate size, changes in law or regulations governing the Series or Class or the Trust or affecting assets of the type in which such

    Series or Class, or the Trust, invests or economic developments or trends having a significant adverse impact on the business or operations of such Series or Class or the Trust.

         (d) Upon completion of the distribution of the remaining assets as provided in paragraphs (b) and (c), the Trust, Series or Class, as appropriate, shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

Filing of Copies, References, Headings
--------------------------------------

    SECTION 5. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original may rely on a copy certified by any officer or Trustee of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and the expressions "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law
--------------

    SECTION 6. The trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust.

Amendments
----------

    SECTION 7. This instrument can be amended, supplemented or restated by a majority vote of the Trustees. Amendments, supplements or restatements having the purpose of materially decreasing the rights of Shareholders in regard to liability and indemnification, as set forth in Article III Section 6 and Article XI Section 3, respectively, shall require a Majority Shareholder Vote. Copies of the amended, supplemented or restated Declaration of Trust shall be filed as specified in Section 5 of this Article XII.

Fiscal Year
-----------

    SECTION 8. The fiscal year of the Trust shall end on a specified date as determined by the Trustees that is permitted for federal income tax purposes; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

Notice to other Parties
-----------------------

    SECTION 9.  Every  note,  bond,   contract,   instrument,   certificate  or
undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he and she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

Provisions in Conflict with Law or Regulations
----------------------------------------------

    SECTION 10.

         (a) The provisions of this Declaration of Trust are severable, and, if the Trustees determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code or other applicable laws and/or regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.